UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2008

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CSX CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 4, 2008, the Board of Directors (the “Board”) of CSX Corporation (“CSX”) approved amendments to Article I, Section 2 and to Article VIII of the CSX Bylaws (the “Bylaws”), which became effective immediately, to add provisions regarding shareholders’ ability to request that the Board of Directors call a special meeting of shareholders.

Article I, Section 2 was amended to provide that a special meeting of shareholders will be called by a majority of the Board of Directors, subject to certain conditions under subsection (b) thereof, following the receipt by the Secretary of the Company of a written request from the record holders of shares representing at least fifteen percent of the combined voting power of the then outstanding shares of all classes of capital stock of the Company entitled to vote on the matter proposed to be voted on at such meeting.

Article VIII, subsection (b) was amended to require the approval of shareholders to repeal Article I, Section 2(b) or amend certain of its provisions.

The foregoing amendments to the Bylaws were effective upon approval by the Board on February 4.  CSX’s Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 9.01. Exhibits.

(d)	Exhibits required to be filed by Item 601 of Regulation K.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of CSX Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ CAROLYN T. SIZEMORE
	Name:	Carolyn T. Sizemore
	Title:	Vice President and Controller (Principal Accounting Officer)

Date: February 6, 2008